Exhibit 99.1

VSE Corporation Announces Third Quarter 2025 Results

Record Revenue and Profitability

Increases FY 2025 Revenue and Adjusted EBITDA Margin Guidance

Announces New and Renewal Program Awards

MIRAMAR, FLORIDA, October 27, 2025 - VSE Corporation (NASDAQ: VSEC, “VSE”, or the “Company”), a leading provider of aviation aftermarket distribution and repair services, announced today results for the third quarter 2025.

THIRD QUARTER 2025 RESULTS(1)

(As compared to the Third Quarter 2024)

•	Total Revenues of $282.9 million increased 38.9%

•	GAAP Net Income of $3.6 million decreased 58.9%

•	GAAP EPS (Diluted) of $0.17 decreased 63.8%

•	Adjusted EBITDA(2) of $47.4 million increased 58.4%

•	Adjusted Net Income(2) of $20.5 million increased 110.5%

•	Adjusted EPS (Diluted)(2) of $0.99 increased 86.8%

[1]	From continuing operations
[2]	Non-GAAP measure. See additional information at the end of this release regarding non-GAAP financial measures

MANAGEMENT COMMENTARY

“VSE delivered another quarter of record performance, reflecting the strength of our aviation aftermarket platform and disciplined execution of our 2025 operating plan,” said John Cuomo, President and Chief Executive Officer of VSE Corporation. “Our team continues to deliver on our strategic objectives, integrating recent acquisitions, capturing synergies, advancing OEM-licensed manufacturing, expanding MRO capabilities, and growing our organic pipeline. We were also pleased to announce a number of new business awards with key OEM distribution and MRO partners, supporting our continued organic growth in 2026 and beyond.”

Mr. Cuomo continued, “Our third quarter performance underscores the strength of our diversified aviation platform and the dedication of our employees worldwide. We are executing with discipline, driving operational efficiencies, and positioning VSE for sustained long-term growth and margin expansion.”

“VSE’s record third-quarter financial performance reflects strong execution across both our operational and strategic priorities,” said Adam Cohn, Chief Financial Officer of VSE Corporation. “During the quarter, we continued to strengthen our balance sheet and enhance cash generation through disciplined working-capital management. We are pleased to report that our adjusted net leverage ratio was approximately 2.0x at quarter-end. Based on our strong year-to-date results and our outlook for the remainder of 2025, we are raising our full-year revenue and Adjusted EBITDA margin guidance.”

PROGRAM AWARDS

•

AMETEK Sensors and Fluid Management Systems (SFMS) and Hughes Treitler Renewals: Kellstrom Aerospace, a VSE Aviation company, extended its exclusive global distribution agreements for both AMETEK SFMS and Hughes Treitler product lines, including sensors and controls line replaceable units and piece parts, oil coolers, and heat exchangers.

•

Eaton Used Serviceable Material Distribution Program: VSE Aviation expanded its strategic collaboration with Eaton to include a new distribution program for used serviceable material, complementing the existing hydraulic systems repair collaboration.

•

Bridgestone Aircraft Tire Distribution Agreement: VSE Aviation was awarded a global distribution agreement from Bridgestone Aircraft Tire, providing access to new and retread tire programs supporting Boeing, Airbus, and regional aircraft operators.

•

Defense MRO Expansion with V2X, Inc.: VSE Aviation signed a new long-term agreement to provide repair and overhaul services for engine fuel control units powering the U.S. Navy’s TH-73 Thrasher helicopter fleet, expanding the Company’s defense sustainment support.

•	LuminUltra Partnership: VSE Aviation partnered with LuminUltra to distribute BugCount® Fuel, an innovative microbial fuel contamination testing solution for the aerospace market across North America.

THIRD QUARTER SEGMENT RESULTS

VSE Aviation segment revenue increased 38.9% year-over-year to a record $282.9 million in the third quarter of 2025 driven by strong execution of new and existing distribution programs, expanded MRO capacity, the addition of new product lines and repair capabilities, and contributions from recent acquisitions, all supported by solid end-market demand.

Aviation distribution revenue increased 48.7%, while MRO revenue grew 25.3% year-over-year. Segment operating income was $38.2 million, compared to $25.4 million in the prior-year period. Segment Adjusted EBITDA increased 51.2% to a record $50.4 million, representing a 17.8% margin, an improvement of approximately 140 basis points year-over-year. Margin expansion was driven by a higher mix of proprietary and higher-value aftermarket products and repair work, increased in-sourcing, sales from the OEM-licensed manufacturing program, and the earlier than expected realization of synergies from recent acquisitions.

FINANCIAL RESOURCES AND LIQUIDITY

The Company generated $24.1 million of operating cash flow and $18.0 million of free cash flow in the third quarter of 2025, representing an improvement of approximately $14 million and $14 million, respectively, versus the third quarter 2024, and improvement of approximately $76 million and $79 million, respectively, year-to-date compared to the same period in the prior year. As of September 30, 2025, the Company had $347 million in cash and unused commitment availability under its $400 million revolving credit facility maturing in 2030. As of September 30, 2025, VSE had total net debt outstanding of $347 million. Adjusted net leverage ratio was approximately 2.0x as of the end of the third quarter.

GUIDANCE

VSE is increasing full-year 2025 revenue and Adjusted EBITDA margin guidance:

•	Full-year 2025 revenue growth is expected to be 38% to 40%, raised from prior guidance of 35 to 40%.

•	Aviation segment Adjusted EBITDA margin is expected to be between 17.0% to 17.25%, raised from prior guidance of 16.5% to 17%.

•	Guidance assumes current market conditions and no significant changes in tariff or macroeconomic environment.

THIRD QUARTER RESULTS

	Three months ended September 30,			Nine months ended September 30,
(in thousands, except per share data)	2025	2024	% Change	2025	2024	% Change
Revenues	$282,909	$203,642	38.9%	$811,093	$558,853	45.1%

Operating income	$10,087	$20,072	(49.7)%	$57,104	$38,317	49.0%

Net income from continuing operations	$3,591	$8,742	(58.9)%	$31,197	$8,996	246.8%

EPS (Diluted)	$0.17	$0.47	(63.8)%	$1.50	$0.52	188.5%

THIRD QUARTER SEGMENT RESULTS

Following the divestiture of the Fleet segment, the Company operates under a single reportable operating segment. The reconciliation below provides transitional disclosure of Aviation’s results for the three and nine months ended September 30, 2025 and 2024 to support comparability with prior period disclosures.

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenues:
Aviation	$282,909	$203,642	38.9%	$811,093	$558,853	45.1%
Operating income:
Operating income	$10,087	$20,072	(49.7)%	$57,104	$38,317	49.0%
Unallocated corporate costs	28,153	5,363	424.9%	47,732	33,897	40.8%

Aviation	$38,240	$25,435	50.3%	$104,836	$72,214	45.2%

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), this earnings release also contains Non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures is included in the supplemental schedules attached. These non-GAAP measures, however, have limitations as analytical tools and should not be considered in isolation or as a substitute for performance prepared in accordance with GAAP.

NON-GAAP FINANCIAL INFORMATION

Adjusted Net Income from Continuing Operations and Adjusted EPS

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Net income from continuing operations	$3,591	$8,742	(58.9)%	$31,197	$8,996	246.8%
Adjustments to income from continuing operations:
Acquisition, integration and restructuring costs	732	1,682	(56.5)%	5,429	4,965	9.3%
Severance costs	—	58	NM	—	58	NM
Lease abandonment and termination (benefits) costs (1)	—	(612)	NM	—	12,245	NM
Divestiture-related restructuring (benefits) costs (2)	(204)	178	NM	291	4,039	(92.8)%
Earn-out receivable fair value adjustments	23,300	—	—%	29,200	—	—%
Debt issuance costs	—	—	—%	491	—	—%
Interest income on note receivable	(1,342)	—	—%	(1,342)	—	—%

	26,077	10,048	159.5%	65,266	30,303	115.4%
Tax impact of adjusted items	(5,610)	(326)	NM	(8,500)	(5,316)	59.9%

Adjusted net income from continuing operations	$20,467	$9,722	110.5%	$56,766	$24,987	127.2%

Weighted average dilutive shares	20,757	18,479	12.3%	20,743	17,212	20.5%

GAAP EPS (Diluted)	$0.17	$0.47	(63.8)%	$1.50	$0.52	188.5%

Adjusted EPS (Diluted)	$0.99	$0.53	86.8%	$2.74	$1.45	89.0%

(1)	Includes consulting costs incurred in conjunction with lease termination.
(2)	Activity for the three months ended September 30, 2025 includes business insurance credits following the Fleet sale.

EBITDA and Adjusted EBITDA

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Net income from continuing operations	$3,591	$8,742	(58.9)%	$31,197	$8,996	246.8%
Interest expense	4,339	8,987	(51.7)%	18,723	28,003	(33.1)%
Income taxes	2,157	2,343	(7.9)%	7,184	1,318	445.1%
Amortization of intangible assets	6,687	4,778	40.0%	19,308	12,457	55.0%
Depreciation and other amortization	3,504	2,212	58.4%	9,691	5,726	69.2%

EBITDA	20,278	27,062	(25.1)%	86,103	56,500	52.4%
Acquisition, integration and restructuring costs	732	1,682	(56.5)%	5,429	4,965	9.3%
Severance costs	—	58	NM	—	58	NM
Lease abandonment and termination (benefits) costs	—	(612)	NM	—	12,245	NM
Divestiture-related restructuring (benefits) costs	(204)	178	NM	291	4,039	(92.8)%
Earn-out receivable fair value adjustments	23,300	—	—%	29,200	—	—%
Stock-based compensation	3,245	1,525	112.8%	10,133	5,912	71.4%

Adjusted EBITDA	$47,351	$29,893	58.4%	$131,156	$83,719	56.7%

Adjusted EBITDA Summary

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Aviation	$50,356	$33,300	51.2%	$140,203	$93,216	50.4%
Adjusted unallocated corporate costs (1)	(3,005)	(3,407)	(11.8)%	(9,047)	(9,497)	(4.7)%

Adjusted EBITDA	$47,351	$29,893	58.4%	$131,156	$83,719	56.7%

(1)	Includes certain adjustments not directly attributable to the Aviation segment.

Segment EBITDA and Adjusted EBITDA

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Aviation
Operating income	$38,240	$25,435	50.3%	$104,836	$72,214	45.2%
Depreciation and amortization	10,182	6,951	46.5%	28,974	17,919	61.7%

EBITDA	48,422	32,386	49.5%	133,810	90,133	48.5%
Acquisition, integration and restructuring costs	490	150	226.7%	2,390	1,059	125.7%
Severance costs	—	58	(100.0)%	—	58	(100.0)%
Stock-based compensation	1,444	706	104.5%	4,003	1,966	103.6%

Adjusted EBITDA	$50,356	$33,300	51.2%	$140,203	$93,216	50.4%

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Corporate
Unallocated corporate costs	$28,153	$5,363	424.9%	$47,732	$33,897	40.8%
Depreciation and amortization	(9)	(39)	(76.9)%	(25)	(264)	(90.5)%

EBITDA	28,144	5,324	428.6%	47,707	33,633	41.8%
Acquisition, integration and restructuring costs	(242)	(1,532)	(84.2)%	(3,039)	(3,906)	(22.2)%
Lease abandonment and termination (benefits) costs	—	612	NM	—	(12,245)	(100.0)%
Divestiture-related restructuring (benefits) costs	204	(178)	NM	(291)	(4,039)	(92.8)%
Earn-out receivable fair value adjustments	(23,300)	—	—%	(29,200)	—	—%
Stock-based compensation	(1,801)	(819)	119.9%	(6,130)	(3,946)	55.3%

Adjusted unallocated corporate costs	$3,005	$3,407	(11.8)%	$9,047	$9,497	(4.7)%

Free Cash Flow (a)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$24,089	$10,176	$(10,652)	$(86,412)
Capital expenditures	(6,049)	(5,765)	(14,513)	(17,439)

Free cash flow	$18,040	$4,411	$(25,165)	$(103,851)

(a)	The Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

Net Debt

(in thousands)	September 30, 2025	December 31, 2024
Principal amount of debt	$359,741	$432,500
Debt issuance costs	(3,645)	(2,327)
Cash and cash equivalents	(8,784)	(29,030)

Net Debt	$347,312	$401,143

Net Leverage Ratio

($ in thousands)	September 30, 2025		December 31, 2024
Net Debt	$347,312		$401,143
TTM Adjusted EBITDA (1)	$164,463		$136,294
Net Leverage Ratio	2.1	x	2.9	x
TTM Acquisition Adjusted EBITDA (2)	$171,564		$158,752
Adjusted Net Leverage Ratio	2.0	x	2.5	x

(1)

TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve (12) month period. TTM Adjusted EBITDA and Cash and cash equivalents for the period ended December 31, 2024 only do not include any adjustment to reclassify amounts from the Fleet segment.

(2)	TTM Acquisition Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. The Company considers Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, Acquisition Adjusted EBITDA, TTM Adjusted EBITDA, Segment Adjusted EBITDA, TTM Acquisition Adjusted EBITDA, Adjusted unallocated corporate costs, net debt, adjusted net leverage ratio and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate the business’ ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs, other discrete items, and related tax impact. Management believes these acquisition-related costs and other discrete items provide useful information about nonrecurring costs and benefits to help users meaningfully evaluate and compare the Company’s quarterly and year-to-date performance against prior periods. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Management believes EBITDA provides useful information about the Company’s operating performance as it isolates non-cash depreciation and amortization charges as well as interest expense and income taxes, which are non-operating items. Adjusted EBITDA represents EBITDA (as defined above) adjusted for non-cash stock-based compensation and discrete items as identified above. Acquisition Adjusted EBITDA represents Adjusted EBITDA plus the pre-acquisition portion of EBITDA for the trailing twelve months. TTM Adjusted EBITDA represents Adjusted EBITDA as defined above for the trailing twelve months. TTM Acquisition Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results. Adjusted unallocated corporate costs represents Unallocated corporate costs before depreciation and other amortization, adjusted for non-cash stock-based compensation and discrete items as identified above. Net debt is defined as principal amount of debt less debt issuance costs and less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures. Adjusted Net leverage ratio is calculated as net debt divided by trailing twelve month Acquisition Adjusted EBITDA.

The Company has presented forward-looking statements regarding Adjusted EBITDA margin. This non-GAAP financial measure is derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to present a quantitative reconciliation of forward-looking Adjusted EBITDA margin to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company’s actual results and preliminary financial data set forth above may be material.

CONFERENCE CALL

A conference call will be held Monday, October 27, 2025 at 4:30 P.M. ET to review the Company’s financial results and discuss recent events.

An audio webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. A replay of the audio webcast will be available at the same location following the conclusion of the call.

ABOUT VSE CORPORATION

VSE is a leading provider of aviation distribution and repair services for the commercial and business and general aviation (BG&A) aftermarkets. Headquartered in Miramar, Florida, VSE is focused on significantly enhancing the productivity and longevity of its customers’ high-value, business-critical assets. VSE’s aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services support engine component and engine and airframe accessory part distribution and repair services for commercial and BG&A operators. For more detailed information, please visit VSE’s website at www.vsecorp.com.

Please refer to the Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”) on or about October 27, 2025 for more details on the Company’s third quarter 2025 results. Also, refer to VSE’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information and analysis of VSE’s financial condition and results of operations. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent the Company’s expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, factors identified in the Company’s reports filed or expected to be filed with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings made with the SEC. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward looking-statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman

VP, Investor Relations & Treasury

T: (954) 547-0480 M: (561) 281-0247

investors@vsecorp.com

VSE Corporation and Subsidiaries

Unaudited Consolidated Balance Sheets

(in thousands except share and per share amounts)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$8,784	$29,505
Receivables (net of allowance of $5.4 million and $4.1 million, respectively)	176,399	158,104
Contract assets	34,027	29,960
Inventories	464,315	434,059
Prepaid expenses and other current assets	38,755	30,899
Current assets held-for-sale	—	282,820

Total current assets	722,280	965,347
Property and equipment (net of accumulated depreciation of $30.8 million and $21.3 million, respectively)	82,986	71,041
Intangible assets (net of accumulated amortization of $93.5 million and $82.7 million, respectively)	201,849	197,157
Goodwill	428,705	428,263
Operating lease right-of-use asset	42,975	43,225
Note receivable	26,342	—
Other assets	55,310	37,597

Total assets	$1,560,447	$1,742,630

Liabilities and Stockholders’ equity
Current liabilities:
Current portion of long-term debt	$7,500	$30,000
Accounts payable	112,425	145,492
Accrued expenses and other current liabilities	61,357	52,749
Dividends payable	2,069	2,059
Current liabilities held-for-sale	—	68,200

Total current liabilities	183,351	298,500
Long-term debt, less current portion	348,596	400,173
Deferred compensation	7,331	7,262
Long-term operating lease obligations	37,609	39,498
Other long-term liabilities	220	9,011

Total liabilities	577,107	754,444
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.05 per share; authorized 44,000,000 shares; issued and outstanding 20,686,361 and 20,590,496, respectively	1,034	1,030
Additional paid-in capital	597,210	591,600
Retained earnings	384,416	392,484
Accumulated other comprehensive income	680	3,072

Total stockholders’ equity	983,340	988,186

Total liabilities and stockholders’ equity	$1,560,447	$1,742,630

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues:
Products	$176,035	$118,363	$510,189	$341,834
Services	106,874	85,279	300,904	217,019

Total revenues	282,909	203,642	811,093	558,853
Costs and operating expenses:
Products	147,682	99,887	429,377	289,172
Services	94,486	77,015	270,510	197,455
Selling, general and administrative expenses	667	2,542	5,594	9,247
Earn-out receivable fair value adjustments	23,300	—	29,200	—
Lease abandonment and termination (benefits) costs	—	(652)	—	12,205
Amortization of intangible assets	6,687	4,778	19,308	12,457

Total costs and operating expenses	272,822	183,570	753,989	520,536

Operating income	10,087	20,072	57,104	38,317
Interest expense, net	4,339	8,987	18,723	28,003

Income from continuing operations before income taxes	5,748	11,085	38,381	10,314
Provision for income taxes	2,157	2,343	7,184	1,318

Net income from continuing operations	3,591	8,742	31,197	8,996
Income (loss) from discontinued operations, net of tax	321	2,908	(33,061)	(6,734)

Net income (loss)	$3,912	$11,650	$(1,864)	$2,262

Earnings (loss) per share:
Basic
Continuing operations	$0.17	$0.47	$1.51	$0.52
Discontinued operations	0.02	0.16	(1.60)	(0.39)

	$0.19	$0.63	$(0.09)	$0.13

Diluted
Continuing operations	$0.17	$0.47	$1.50	$0.52
Discontinued operations	0.02	0.16	(1.59)	(0.39)

	$0.19	$0.63	$(0.09)	$0.13

Weighted average shares outstanding:
Basic	20,681,203	18,425,643	20,656,680	17,125,502
Diluted	20,756,508	18,479,123	20,742,957	17,211,825
Dividends declared per share	$0.10	$0.10	$0.30	$0.30

VSE Corporation and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2025	2024
	(a)	(a)
Cash flows from operating activities:
Net (loss) income	$(1,864)	$2,262
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	29,730	20,411
Amortization of debt issuance cost	1,266	997
Deferred taxes	(19,117)	(9,840)
Stock-based compensation	9,908	6,497
Impairment and loss on sale of business segments	47,046	16,867
Loss on sale of property and equipment	10	421
Lease abandonment and termination costs	—	12,205
Earn-out receivable fair value adjustments	29,200	—
Interest income on note receivable	(1,342)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(23,243)	(32,720)
Contract assets	(2,954)	5,267
Inventories	(26,522)	(26,808)
Prepaid expenses and other current assets and other assets	(8,991)	(8,232)
Operating lease assets and liabilities, net	837	(10,442)
Accounts payable and deferred compensation	(42,067)	(67,860)
Accrued expenses and other liabilities	(2,549)	4,563

Net cash used in operating activities	(10,652)	(86,412)
Cash flows from investing activities:
Purchases of property and equipment	(14,513)	(17,439)
Proceeds from the sale of business segments, net of cash divested	138,816	42,118
Cash paid for acquisitions, net of cash acquired	(47,745)	(112,206)

Net cash provided by (used in) investing activities	76,558	(87,527)
Cash flows from financing activities:
Borrowings on bank credit facilities	648,066	527,165
Repayments on bank credit facilities	(720,825)	(507,165)
Proceeds from issuance of common stock	463	161,693
Payment of debt financing costs	(2,584)	—
Payment of taxes for equity transactions	(5,077)	(2,758)
Dividends paid	(6,195)	(5,019)

Net cash (used in) provided by financing activities	(86,152)	173,916
Net decrease in cash and cash equivalents	(20,246)	(23)
Cash and cash equivalents, beginning of period	29,030	7,930

Cash and cash equivalents, end of period	$8,784	$7,907

Supplemental disclosure of noncash investing and financing activities:
Note receivable from the sale of business segment	$25,000	$—

(a)

The cash flows related to discontinued operations and held-for-sale assets and liabilities have not been segregated, and remain included in the major classes of assets and liabilities. Accordingly, the Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.